Exhibit 10.1

EXECUTION COPY

STANDSTILL AND STOCKHOLDER AGREEMENT

This STANDSTILL AND STOCKHOLDER AGREEMENT, dated as of February 13, 2014 (this “Agreement”), is by and between Jos. A. Bank Clothiers, Inc., a Delaware corporation (the “Company”), and Everest Topco LLC, a Delaware limited liability company (“Everest”).

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Everest and Everest Holdings LLC are entering into a Membership Interest Purchase Agreement, dated as of the date hereof (as it may be amended from time to time, the “Acquisition Agreement”), pursuant to which, among other things, the Company shall acquire from Everest all of the membership interests of Everest Holdings LLC in consideration for cash and 5,000,000 shares, subject to adjustment, of Company Common Stock (as defined below) (the “Acquisition”), all upon the terms and subject to the conditions set forth in the Acquisition Agreement;

WHEREAS, following the closing of the Acquisition under the Acquisition Agreement (the “Closing”), Everest will Beneficially Own shares of Common Stock, par value $0.01 per share of the Company (the “Company Common Stock”);

WHEREAS, the parties hereto desire to enter into this Agreement to establish certain arrangements with respect to the shares of Company Common Stock Beneficially Owned by Everest or the Stockholders (as defined in Section 1.5(d)), as well as restrictions on certain activities by Everest and the Stockholders in respect of the Company and certain agreements relating to the appointment of directors, and other related matters; and

WHEREAS, as a condition to the willingness of each party hereto to enter into and perform its obligations under the Acquisition Agreement, each party hereto has requested that the other party hereto enter into this Agreement, and each party hereto has agreed to do so in order to induce the other party hereto to enter into, and in consideration of it entering into, the Acquisition Agreement.

NOW, THEREFORE, in consideration of the foregoing, including the willingness of the parties hereto to enter into the Acquisition Agreement, and of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

Standstill Agreement

Section 1.1.          Everest and each Stockholder agrees that during the Standstill Period (as defined in Section 1.5(c)), so long as the Company and the Board of Directors of the Company (the “Board”) are in material compliance with this Agreement, it and its and their respective controlled Affiliates, directors, officers and employees (collectively, “Stockholder Entities”) shall not, in any manner, directly or indirectly (unless requested in writing by the Board):

(a)          participate in, effect or seek (including entering into any discussions, negotiations, agreements or understandings with any Person (as defined below) whether publicly or otherwise) to effect, or knowingly encourage any individual, corporation, partnership, limited liability company, association, trust or any other entity, organization or person, including a government or political subdivision or any agency or instrumentality thereof (any of the foregoing, a “Person”) to participate in, effect or so seek (whether publicly or otherwise) to effect:

(i)          other than pursuant to the Acquisition (with respect to Everest) or a distribution or other transfer from Everest in accordance with Section 1.4 (with respect to a Stockholder), the acquisition of, or obtaining any economic interest in (including Beneficial Ownership), or any right to direct the voting or disposition of, or any other right with respect to, by any Person (including the Stockholder Entities), any securities of the Company, bank debt or obligations for borrowed money of the Company or any of its Subsidiaries (or any rights, options or other securities convertible into or exercisable or exchangeable for such securities, bank debt or obligations for borrowed money measured by the price or value of any securities of the Company or any of its Affiliates, including any swaps or other derivative arrangements (“Derivative Securities”)), in each case, whether or not any of the foregoing may be acquired or obtained immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such party) pursuant to any agreement, arrangement or understanding (whether or not in writing) or otherwise and whether or not any of the foregoing would give rise to Beneficial Ownership, and, in each case, whether or not any of the foregoing is acquired or obtained by means of borrowing of securities, operation of any Derivative Security or otherwise, or make any public announcement with respect to, or submit a proposal or offer with respect to the foregoing;

(ii)         any tender offer, exchange offer, merger, acquisition or other business combination involving the Company or any of its Subsidiaries, or any similar extraordinary transaction involving the purchase of all or substantially all of the assets of the Company, or make any public announcement with respect to, or submit a proposal or offer with respect to the foregoing;

(iii)        any recapitalization, restructuring, liquidation or dissolution with respect to the Company or any of its Subsidiaries or any similar extraordinary transaction involving a dividend or distribution of assets of the Company; or

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(iv)        any solicitation (or participation in any solicitation) of proxies or consents to vote, or recommendation to other holders how to vote, any voting securities of the Company with respect to the election of directors or any other proposal to be considered at any annual or special meeting of stockholders of the Company or for the call of a special meeting of stockholders, or present, conduct, participate in or engage in any proposal or other type of referendum (binding or non-binding), including for the nominations for directors (other than as provided in Section 2.1), for consideration at any annual meeting or special meeting of stockholders or the call of a special meeting of stockholders;

(b)          form, join or participate in a partnership, limited partnership, syndicate or other group, including a “group” (as such term is used in Section 13(d)(3) of the Exchange Act), with respect to the Company Common Stock, or deposit any Company Common Stock in a voting trust or subject any Company Common Stock to any voting agreement, other than in each case solely with its Affiliates or Associates (each as defined in Section 1.5(a)) (which Affiliates and Associates Everest or such Stockholder, as applicable, shall cause to be subject to the same restrictions set forth herein as if they were parties hereto) with respect to the Company Common Stock now or hereafter owned by Everest or a Stockholder or their respective Affiliates or pursuant to this Agreement;

(c)          otherwise act, alone or in concert with any other Person, to seek to control or influence the management, Board or policies of the Company, or initiate or take any action to obtain additional representation on the Board (other than as provided in Article II hereof);

(d)          take any action which would, or would reasonably be expected to, force the Company to make a public announcement regarding any of the types of matters set forth in Sections 1.1(a)-(c) above;

(e)          without prejudice to Section 1.4, sell or dispose of, in a single transaction or series of transactions, any Company Common Stock to any other Person or “group” if any Stockholder Entity knows, or has reason to know, that such Person or “group” holds or, after giving effect to any such sale or disposition, would Beneficially Own 7.5% or more of the Company Common Stock, unless such sale or disposition has been approved by a majority of the members of the Board who are not Associates or Affiliates of Everest or a Stockholder and who have not been designated or nominated to serve on the Board by Everest or a Stockholder or any of its respective Affiliates, Associates or any persons with whom Everest or a Stockholder has formed a “group”;

(f)          participate in any sale process regarding the Company unless (i) such process is initiated by the Board and (ii) such participation is on the same terms as those set by the Board and its advisors for other bidders involved in such sale process;

(g)          (i) engage in transactions with respect to any debt of the Company or any of its Subsidiaries (whether such transaction(s) is/are in the primary or secondary market or otherwise), (ii) propose, commit on or to, participate in and/or make a loan or other debt financing to the Company or any of its Subsidiaries, (iii) propose, commit on or to, participate in

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and/or provide debt financing to a prospective buyer regarding a transaction involving the Company or any of its Subsidiaries, (iv) finance a third party’s effort to make a loan or other debt financing to the Company or any of its Subsidiaries or (v) take a security interest in any assets of the Company or any of its Subsidiaries as collateral security for any loan or other debt; the term “debt” as used in this Section 1.1(g) shall include, without limitation, institutional debt (bank or otherwise), commercial paper, notes, debentures, bonds, other evidence of indebtedness, and debt securities and debt instruments, whether or not convertible into equity securities of the Company or any of its Subsidiaries;

(h)          enter into any discussions or arrangements with any third party with respect to any of the foregoing; or

(i)           seek or request permission to do (including through litigation) any of the foregoing, request to amend or waive, or seek a release from, any provision of this Article I (including this Section 1.1(i)), make or seek permission to make disclosure publicly (in SEC filings or otherwise) of any intention, plan or arrangement that is inconsistent with the foregoing, or otherwise take, or solicit, cause or knowingly encourage any third party to take, any action inconsistent with any of the foregoing.

Section 1.2.          Notwithstanding the foregoing provisions of Article I, the terms of this Article I shall not (i) apply in connection with the exercise by Everest or any of its Affiliates of any rights or remedies contemplated by this Agreement, the Acquisition Agreement, the Ancillary Agreements (as defined in the Acquisition Agreement) or any of the other agreements or instruments executed in connection with any of the foregoing (as the same may be modified or amended from time to time in accordance with their terms), or (ii) limit, prevent, restrict or impair the ability of Everest or a Stockholder or any of their respective Affiliates, directors, officers and employees (x) to acquire Beneficial Ownership of any securities, rights or options to acquire any securities, or any assets or businesses, of the Company or any of its Subsidiaries, pursuant to (1) a dividend or distribution paid or made by the Company on the outstanding Company Common Stock or (2) a split or subdivision of the outstanding Company Common Stock, (y) to vote its voting securities (directly or by proxy grant) at any annual or special meeting of stockholders or otherwise or (z) to acquire or obtain any economic interest in, or take any actions (including any of the actions that would not be permitted by Article I) with respect to, any non-convertible debt of the Company or any of its Subsidiaries (or any such economic interest), so long as Everest and its Affiliated Stockholders, together with their respective Affiliates, do not acquire an economic interest (including Beneficial Interest) in any such non-convertible debt representing more than 20% of the outstanding principal amount of any tranche of non-convertible debt of the Company and its Subsidiaries.

Section 1.3.          Notwithstanding anything to the contrary in this Agreement, it is understood and agreed that this Article I shall not apply to and shall not prohibit, limit or restrict in any manner any actions by any Everest Designee (as defined in Section 2.1) acting in such Everest Designee’s capacity as a director of the Company.

Section 1.4.          Each of Everest and each Stockholder agrees that it will not, and it shall cause its controlled Affiliates not to, in any manner, directly or indirectly, sell or dispose of, in a

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single transaction or series of transactions, any of the Company Common Stock received by Everest pursuant to the Acquisition Agreement (such Company Common Stock, the “Equity Consideration”), including by tendering any shares of Company Common Stock into any issuer tender offer by the Company made pursuant to Rule 13e-4 of the Exchange Act; provided that (a) from and after the date that is six months after the Closing, the foregoing restrictions shall not apply to 25% of the Equity Consideration, (b) from and after the date that is one year after the Closing, the foregoing restrictions shall not apply to 50% of the Equity Consideration, and (c) from and after the date that is 18 months after the Closing, the foregoing restrictions shall not apply to any of the Equity Consideration; provided further that, notwithstanding the foregoing or Section 1.1(e), Everest and any Stockholder shall be entitled to distribute Company Common Stock pro rata in accordance with its organizational documents in existence as of the date hereof to any Person set forth on Exhibit A (each, an “Approved Transferee”) so long as (1) prior to such distribution or transfer, such Approved Transferee has duly executed and delivered to the Company a Joinder Agreement in the form set forth on Exhibit B, (2) such distribution or transfer is in compliance with or pursuant to an exemption from registration available under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws and such transaction complies with the rules promulgated under the Securities Act and under such state securities laws and (3) with respect to Approved Transferees that are not Affiliates of the Seller, no such Approved Transferee, taken together with any of its Affiliates that are Approved Transferees, shall be entitled to receive in such pro rata distribution shares of Company Common Stock equal to more than 5% of the Equity Consideration; provided further that, nothing in this Agreement shall prohibit, limit, prevent, restrict or impair the ability of Everest or a Stockholder or any of their respective Affiliates from selling or disposing of (including by tendering or exchanging) any Company Common Stock in any tender offer, exchange offer, merger, acquisition or other business combination transaction involving the Company or any of its Subsidiaries or any transaction involving a Change of Control of the Company or its Subsidiaries.

Section 1.5.          As used herein:

(a)          “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act.

(b)          “Beneficial Ownership” by a Person of a security means ownership by such Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 of the Exchange Act. For purposes of this Agreement, a Person shall be deemed to Beneficially Own any securities Beneficially Owned by its Affiliates (including as Affiliates for this purpose its officers and directors) or any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of which such Person or any such Affiliate is or becomes a member. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall have correlative meanings to “Beneficial Ownership.”

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(c)          “Standstill Period” means the period beginning on the date hereof and ending on the earlier of (i) if the Acquisition Agreement is terminated for any reason, the effective date of such termination and (ii) the date that is 90 days after the first date after the Closing that Everest and its Affiliates and the Approved Transferees numbered 1-6 on Exhibit A (whether or not such Approved Transferees are Affiliates of Everest), taken together, cease to Beneficially Own in the aggregate at least 5% of the issued and outstanding Company Common Stock.

(d)          “Stockholder” means an Approved Transferee to whom Everest has distributed Company Common Stock; provided that any such Approved Transferee shall no longer be deemed a “Stockholder” hereunder from and after the time such Approved Transferee ceases to Beneficially Own at least 5% of the aggregate Company Common Stock distributed to such Approved Transferee by Everest.

ARTICLE II

Appointment of Directors

Section 2.1.          Appointment of Directors.

(a)          From and after the Closing, Everest shall have the right, so long as Everest and the Stockholders are in material compliance with this Agreement and subject to the approval of such individuals by the Board and the Nominating and Governance Committee of the Board, to designate up to two individuals for appointment to the Board (each such individual, an “Everest Designee”). To the extent necessary to permit the designation of an Everest Designee, the size of the Board shall be increased, and any such resulting vacancy shall be allocated to the class of directors with the longest then-remaining term permissible under the Company’s Certificate of Incorporation and Amended and Restated Bylaws as of the date of the designation of such Everest Designee and such Everest Designee shall be appointed to fill such vacancy. If after the Closing and prior to the date on which Everest has designated both Everest Designees pursuant to this Section 2.1(a) the Board increases the size of the Board other than for the purpose of appointing an Everest Designee to the Board, such vacancy shall be allocated to the class of directors with the shortest then-remaining term permissible under the Company’s Certificate of Incorporation and Amended and Restated Bylaws. Nothing in this Section 2.1 shall require the Company, the Board or the Nominating and Governance Committee of the Board to change the class of directors of an Everest Designee to other than the class of directors to which such Everest Designee is initially designated The parties agree that, provided such individuals are able and willing to serve as members of the Board, the initial Everest Designees shall be Joshua Olshansky and Neale Attenborough. Each Everest Designee shall be required to be an officer, director, employee, operating executive or partner of Golden Gate Private Equity, Inc. or its Affiliated funds.

(b)          The Company shall use its reasonable best efforts to appoint the Everest Designees to the Board in accordance with Section 2.1(a) consistent with the Company’s Certificate of Incorporation, Amended and Restated Bylaws and corporate governance principles, which actions may include increasing the size of the Board and allocating the resulting vacancy to the applicable class of directors in accordance with Section 2.1(a). For the avoidance of doubt, the Company shall not reduce the size of the Board in any manner that

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would result in the removal of an Everest Designee or otherwise adversely impact Everest’s designation rights under this Section 2.1. With respect to each Everest Designee that is a director of the Company, the Company will use its reasonable best efforts to facilitate the nomination, and election as a director at each annual meeting of stockholders at which such Everest Designee’s term as a director is expiring, including issuing a recommendation that such Everest Designee be elected to the Board by the Company’s stockholders at each such annual meeting by (i) the Nominating and Corporate Governance Committee of the Board and (ii) the Board, subject to their respective approval of such individual for nomination; provided, however, that Everest shall provide prompt written notice to the Company and the Board if at any time Everest and any Stockholders that are Affiliates of Everest, taken together, cease to Beneficially Own in the aggregate in excess of the greater of (x) 10% of the issued and outstanding Company Common Stock and (y) the minimum percentage of issued and outstanding Company Common Stock that must be Beneficially Owned by a stockholder of the Company to allow such stockholder to designate two directors to the Board in accordance with the NASDAQ listing rules (including Listing Rule 5640) and related NASDAQ guidance (the “Applicable Threshold”), and, upon the request of the Board at any time thereafter, Everest shall promptly cause one of such Everest Designees (selected in Everest’s sole discretion) to resign effective immediately and the number of Everest Designees that Everest has the right to designate hereunder shall be reduced to one (it being understood that if less than two Everest Designees are members of the Board as of the date that Everest and any Stockholders that are Affiliates of Everest, taken together, cease to Beneficially Own in the aggregate in excess of the Applicable Threshold, no such resignation shall be required and the number of Everest Designees that Everest has the right to designate hereunder shall be reduced to one); provided, further, that Everest shall provide prompt written notice to the Company and the Board if at any time Everest and any Stockholders that are Affiliates of Everest, taken together, cease to Beneficially Own in the aggregate at least 5% of the issued and outstanding Company Common Stock, and, upon the request of the Board at any time thereafter, Everest shall promptly cause any Everest Designee to resign effective immediately and the number of Everest Designees that Everest has the right to designate hereunder shall be reduced to zero. For the avoidance of doubt, Everest acknowledges and agrees that this Agreement does not in any way restrict the Company’s rights with respect to (x) calling and holding any annual meeting of stockholders, including the right of the Company to adjourn, postpone, recess or delay the date of such annual meetings consistent with applicable Law and the Board’s fiduciary duties or (y) increasing the size of the Board.

(c)          Subject to Section 2.1(b), if an Everest Designee (or any successor designee previously appointed pursuant to this Section 2.1(c)) dies, resigns, becomes incapacitated or is no longer able to serve as a member of the Board at any time, Everest shall be entitled to designate a replacement for such Everest Designee, subject to the approval of such individuals by the Board and the Nominating and Governance Committee of the Board, to hold office for the remaining unexpired term of such Everest Designee (or any successor designee previously appointed pursuant to this Section 2.1(c)). The Company shall take all actions necessary to appoint such successor designee to the Board in accordance with this Section 2.1(c) consistent with the Company’s Certificate of Incorporation, Amended and Restated Bylaws and corporate governance principles. Any such successor designee who becomes a member of the Board member pursuant to this Section 2.1(c) shall be deemed to be an “Everest Designee” for all purposes under this Agreement.

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(d)          Each Everest Designee shall agree to be bound by all policies, guidelines, procedures and codes of conduct generally applicable to non-employee directors, and shall provide information with respect to such Everest Designee as would be required to be disclosed in connection with the solicitation of proxies for the election of the Everest Designees as a director in an election contest, or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Company are listed or over-the-counter market on which any securities of the Company are traded. The compensation (including equity-based compensation) and rights to indemnity of, and reimbursement of expenses incurred by, the Everest Designees that are members of the Board will be the same as those provided to other non-employee directors generally. When evaluating a prospective Everest Designee for membership on the Board, the Board and the Nominating and Governance Committee shall apply the same review processes and standards as each of them, respectively, applies to other prospective non-employee directors generally.

(e)          The Company acknowledges that the Everest Designees may have certain rights to indemnification, advancement of expenses and/or insurance provided by sources other than the Company (directly or indirectly, including through insurance provided by the Company) with respect to such Everest Designees’ association with the Company and its Subsidiaries (“Other Indemnitors”). Notwithstanding the existence of any Other Indemnitor with respect to any Everest Designee, the Company shall be the indemnitor of first resort (i.e., the Company’s obligations for indemnification and expense advancement to an Everest Designee are primary and any obligations of any Other Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by an Everest Designee are secondary) with respect to any such Everest Designees’ association with the Company and its subsidiaries. The Company further agrees that no advancement or payment by the Other Indemnitors on behalf of any Everest Designee with respect to any claim for which such Everest Designee has sought indemnification from the Company shall affect the foregoing, and such Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of any such advancement or payment to all of the rights of recovery of such Everest Designee against the Company. The Other Indemnitors shall be express third party beneficiaries of the terms of this Section 2.1(e).

(f)          In the event that the Nominating and Governance Committee or the Board relies on any provision of this Section 2.1 to exclude an Everest Designee from management’s slate of nominees (or otherwise take adverse action with respect to any such Everest Designee, including failing to recommend the election of such Everest Designee), the Nominating and Governance Committee and the Board shall afford Everest a reasonable opportunity to select a replacement Everest Designee for inclusion on management’s slate of nominees.

(g)          For the avoidance of doubt, (a) the rights of Everest pursuant to this Section 2.1 are personal to Everest and may not be transferred, assigned or otherwise disposed of, to any Person, by operation of law or otherwise and (b) this Section 2.1 shall be void and have no further force and effect if the Acquisition Agreement is terminated for any reason.

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ARTICLE III

Representations and Warranties of Everest

Everest hereby represents and warrants to the Company as follows:

Section 3.1.          Organization. Everest is a limited liability company duly organized and validly existing under the laws of the State of Delaware. Everest has all requisite limited liability company power and authority to carry on its business as now being conducted and to own, lease and operate its properties and assets.

Section 3.2.          Authority. Everest has full limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Everest of this Agreement and each of the transactions contemplated hereby have been duly and validly authorized and no additional authorization or consent is required in connection with the execution, delivery and performance by Everest of this Agreement or the consummation of any of the transactions contemplated hereby.

Section 3.3.          Binding Effect. This Agreement has been duly executed and delivered by Everest, and, subject to the due authorization and execution and delivery by the Company this agreement is the legal, valid and binding obligation of Everest, in accordance with its terms, subject to the Laws of general application relating to bankruptcy, insolvency, reorganization and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

Section 3.4.          Distribution. With respect to Approved Transferees that are not Affiliates of Everest, no such Approved Transferee, taken together with any of its Affiliates that are Approved Transferees, would be entitled to receive more than 5% of any pro rata distribution made by Everest in accordance with the organizational documents of Everest in existence as of the date hereof.

Section 3.5.          Consents and Approvals. Except as may be set forth in the Acquisition Agreement and in Everest’s Disclosure Letter thereto (including filings as may be required under applicable securities laws) and any filing required under Section 13 or 16 under the Exchange Act, Everest is not required to obtain any authorization, waiver, consent or approval of, or make any filing or registration with, or give any notice to, any Government Entity or to obtain any permit, authorization, consent, or approval in connection with the execution, delivery and performance by Everest of this Agreement or any of the transactions contemplated hereby.

Section 3.6.          Non-Contravention. The execution, delivery and performance by Everest of this Agreement and the consummation by Everest of the transactions contemplated hereby, do not and will not, with or without the giving of notice, the lapse of time or both, (i) conflict with or violate any provision of the organizational documents of Everest, (ii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of the notices and filings (x) referred to in Section 3.5 or (y) required to be received or made by the Company, as contemplated by Section 4.4 and Section 4.5, conflict with, or result in the breach of, or

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constitute a default under, or result in the termination, claim, lien, encumbrance, security interest, vesting, cancellation, modification or acceleration of any right or obligation of Everest under, or result in a loss of any benefit to which Everest is entitled under, any Contract, Benefit Plan or other agreement or instrument binding upon Everest or any of its Subsidiaries or to which the property of Everest or any of its Subsidiaries is subject, (iii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of notices and filings (A) referred to in Section 3.5 or (B) required to be received or made by any of the Company or any of its Affiliates, violate or result in a breach of or constitute a default under any law to which Everest is subject or under any authorization, waiver, consent or approval of Everest, other than, in the case of clauses (ii) and (iii), any conflict, breach, default, termination, claim, lien, encumbrance, security interest, vesting, cancellation, modification, acceleration or loss that would not, individually or in the aggregate, reasonably be expected to impair or delay materially the ability of Everest to consummate the transactions contemplated hereby.

Section 3.7.          Acknowledgement. Everest understands and acknowledges that the Company is entering into the Acquisition Agreement in reliance upon its execution, delivery and performance of this Agreement.

ARTICLE IV

Representations and Warranties of the Company

The Company hereby represents and warrants to Everest as follows:

Section 4.1.          Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and the Company, has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties and assets.

Section 4.2.          Corporate Authorization; Validity of Agreement; Necessary Action. The Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and each of the transactions contemplated hereby have been duly and validly authorized and no additional corporate or stockholder authorization or consent is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation of any of the transactions contemplated hereby.

Section 4.3.          Binding Effect. This Agreement has been duly executed and delivered by the Company, and, subject to the due authorization and execution and delivery by Everest, this Agreement is the legal, valid and binding obligation of the Company, in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency, reorganization and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

Section 4.4.          Consents and Approvals. Except as may be set forth in the Acquisition Agreement and in the Company’s Disclosure Letter thereto (including filings as may be required

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under applicable securities laws) and any filing required under Section 13 or 16 under the Exchange Act, the Company is not required to obtain any authorization, waiver, consent or approval of, or make any filing or registration with, or give any notice to, any Government Entity or to obtain any permit, authorization, consent, or approval in connection with the execution, delivery and performance by the Company of this Agreement or the consummation of any of the transactions contemplated hereby.

Section 4.5.          Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, do not and will not, with or without the giving of notice, the lapse of time or both, (i) conflict with or violate any provision of the organizational documents of the Company, (ii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of the notices and filings (x) referred to in Section 4.4 or (y) required to be received or made by Everest, as contemplated by Section 3.5 and Section 3.6, conflict with, or result in the breach of, or constitute a default under, or result in the termination, claim, lien, encumbrance, security interest, vesting, cancellation, modification or acceleration of any right or obligation of the Company under, or result in a loss of any benefit to which the Company is entitled, under, any Contract, Benefit Plan or other agreement or instrument binding upon the Company or any of its Subsidiaries or to which the property of the Company or any of its Subsidiaries is subject, (iii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of notices and filings (A) referred to in Section 4.4 or (B) required to be received or made by Everest or any of its respective Affiliates, violate or result in a breach of or constitute a default under any law to which the Company is subject or under any authorization, waiver, consent or approval of the Company, other than, in the case of clauses (ii) and (iii), any conflict, breach, default, termination, claim, lien, encumbrance, security interest, vesting, cancellation, modification, acceleration or loss that would not, individually or in the aggregate, reasonably be expected to impair or delay materially the ability of the Company to perform its obligations hereunder.

ARTICLE V

Covenants of Everest and the Stockholders

Everest and each Stockholder covenants and agrees as follows:

Section 5.1.          Documentation and Information. Everest and each Stockholder (a) consents to and authorizes the publication and disclosure by the Company and its Affiliates of its identity and holdings of Company Common Stock and the nature of its commitments and obligations under this Agreement in any announcement or disclosure required by the SEC, any other Government Entity, any proxy statement, or any other disclosure document in connection with the Acquisition or any of the other transactions contemplated by the Acquisition Agreement or this Agreement or otherwise required by Law, and (b) agrees promptly to give to the Company any information the Company may reasonably require for the preparation of any such disclosure documents, which information shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading. Everest and each Stockholder agrees to promptly notify the Company of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure

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document, if and to the extent that any such information shall have become false or misleading in any material respect.

Section 5.2.          SEC Filings. Everest and each Stockholder shall provide the Company and its counsel with a copy of the initial Schedule 13D to be filed by Everest or the Stockholder, as applicable, with respect to the Company, and any proposed amendment thereto, at least 24 hours in advance of filing such initial Schedule 13D or such amendment, as the case may be, with the SEC and shall consider any reasonable comments thereto proposed in a timely manner by the Company.

ARTICLE VI

Termination

Section 6.1.          This Agreement and the covenants and agreements set forth in this Agreement shall automatically terminate (without any further action of the parties) upon termination of the Standstill Period. In the event of termination of this Agreement pursuant to this Section 6.1, this Agreement shall become void and of no effect with no liability on the part of any party; provided, however, no such termination shall relieve any party from liability for any willful and material breach hereof prior to such termination; provided further, that the provisions set forth in this Article VI and Article VII shall survive the termination of this Agreement.

ARTICLE VII

Miscellaneous

Section 7.1.          Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION).

(b)          Each of the parties hereto unconditionally and irrevocably (i) consents and submits to the exclusive jurisdiction of the Delaware Court of Chancery or, in the event that such court does not have jurisdiction over the dispute, to the federal district court of the District or Delaware or to the courts of the State of Delaware (the “Delaware Courts”) in connection with any dispute that arises out of or relates to this Agreement or any of the agreements or transactions contemplated by this Agreement, (ii) hereby irrevocably and unconditionally waives any and all jurisdictional, venue and forum non conveniens objections or defenses that such party may have in any such action and agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such Delaware Court; (iii) agrees that it will not bring any action arising out of or relating to this Agreement or any other agreement or the transactions contemplated hereby or thereby in any court other than the Delaware and (iv) consents to service of process in the manner provided for notices in Section 7.5. Notwithstanding the previous sentence, a party may commence any such action in a court other

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than the Delaware Courts solely for the purpose of enforcing an order or judgment issued by one of such courts.

(c)          EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS AGREEMENT. THE PARTIES HERETO AGREE THAT ANY OR ALL OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY COURT ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM THAT IS PERMITTED UNDER THIS AGREEMENT SHALL INSTEAD BE TRIED IN A DELAWARE COURT BY A JUDGE SITTING WITHOUT A JURY.

Section 7.2.          Specific Performance. Each of the parties hereto acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 7.1, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond or other security against it in connection with such remedy), this being in addition to any other remedy to which a party may be entitled at law or in equity. Each party hereto hereby consents to the right of the other parties hereto to the issuance of such injunction or injunctions, and to the grant of such injunction or injunctions. Each party hereto further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

Section 7.3.          Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other party. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

Section 7.4.          Amendments; Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of the Company and Everest, it being understood that nothing in this Agreement shall be deemed to prohibit Everest from requesting on a confidential basis an amendment to this Agreement or waiver or modification of its obligations hereunder. Any agreement on the part of a party to any amendment or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of a party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

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Section 7.5.          Notices.

(a)          All notices and communications hereunder shall be deemed to have been duly given and made if in writing and if (i) served by personal delivery upon the party for whom it is intended, when delivered, or if delivered by (ii) overnight mail, return receipt requested, one Business Day following the day on which such notice is sent, (iii) if delivered by United States mail, five days after being mailed, certified or registered mail with postage prepaid, or (iv) if sent by facsimile or email, upon written confirmation of transmission, in each case, to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person:

If to Everest:

c/o Golden Gate Capital

One Embarcadero Center, 39th Floor

San Francisco, California 94111

Phone: 415-983-2700

Fax:     415-983-2701

Attention:      Stephen Oetgen, Esq.

with a copy to:

Kirkland & Ellis LLP

555 California Street, 27th Floor

San Francisco, California 94104

Phone: 415-439-1400

Fax:     415-439-1500

Attention:      Mikaal Shoaib, Esq.

Jeremy M. Veit, Esq.

If to the Company:

Jos. A. Bank Clothiers, Inc.

500 Hanover Pike

Hampstead, Maryland 21074

Phone: (410) 239-2700

Fax:     (410) 239-5716

Attention:      General Counsel

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with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Phone: (212) 735-3000

Facsimile: (212) 735-2000

Attention:      Paul T. Schnell

Jeremy D. London

(b)                       The failure to provide notice in accordance with the required timing, if any, set forth herein shall affect the rights of the party providing such notice only to the extent that such delay actually prejudices the rights of the party receiving such notice.

Section 7.6.          Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses.

Section 7.7.          Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule, Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party or such party waives its rights under this Section 7.7 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated by this Agreement are fulfilled to the extent possible.

Section 7.8.          Entire Agreement; No Third Party Beneficiaries. This Agreement, the Acquisition Agreement (including the exhibits, the annexes and the disclosure letters thereto) and the other Ancillary Agreements (as defined in the Acquisition Agreement) constitute the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies.

Section 7.9.          Interpretation.

(a)          Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Acquisition Agreement.

(b)          When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning assigned to such term in this

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Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a person are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America.

Section 7.10.         Counterparts. This Agreement may be executed in counterparts, each of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 7.11.         No Strict Construction. The parties hereto acknowledge that this Agreement has been prepared jointly by them and shall not be strictly construed against any party hereto.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

JOS. A. BANK CLOTHIERS, INC.

By:	/s/ Charles D. Frazer
	Name:	Charles D. Frazer
	Title:	Senior Vice President-General Counsel

EVEREST TOPCO LLC

By:	/s/ Michael R. Egeck
	Name:	Michael R. Egeck
	Title:	President and Chief Executive Officer